UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 6, 2014 (November 3, 2014)

Aetna Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	1-16095 (Commission File Number)	23-2229683 (IRS Employer Identification No.)

151 Farmington Avenue, Hartford, CT (Address of principal executive offices)		06156 (Zip Code)

Registrant's telephone number, including area code:		(860) 273-0123

Former name or former address, if changed since last report:		N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On November 3, 2014, Aetna Inc. (the “Company”) executed a Pricing Agreement (the “Pricing Agreement”) with Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the underwriters named in Schedule I thereto (collectively, the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters $750,000,000 aggregate principal amount of its 3.500% senior notes due November 15, 2024 (the “Senior Notes”). The Pricing Agreement incorporated by reference the terms of an Underwriting Agreement (the “Underwriting Agreement”) of the Company dated as of May 1, 2012. The sale of the Senior Notes was registered with the Securities and Exchange Commission in a Registration Statement on Form S-3 (File No. 333-178272) (the “Registration Statement”). The Senior Notes were offered pursuant to a prospectus dated December 2, 2011 and a prospectus supplement dated November 3, 2014. The issuance of the Senior Notes is scheduled to close on November 10, 2014.

The Company intends to use the net proceeds of the offering to redeem all of its outstanding 6.50% senior notes due 2018 and for general corporate purposes.

The Underwriting Agreement, which was filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K filed on May 4, 2012, and the Pricing Agreement, which is filed as Exhibit 1.1 to this Current Report, are each incorporated by reference herein in response to this Item 1.01.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as part of this Current Report:

1.1
Pricing Agreement among Aetna Inc. and Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the Underwriters named in Schedule I thereto, dated November 3, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETNA INC.
Date: November 6, 2014	By:	/s/ Rajan Parmeswar
Name: Rajan Parmeswar
Title: Vice President, Controller and Chief Accounting Officer

Exhibit Index

Exhibit Number	Description
1.1
Pricing Agreement among Aetna Inc. and Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the Underwriters named in Schedule I thereto, dated November 3, 2014